Service Agreement between the Company and Ching Lung Po,
                             dated February 1, 1999.

                       Dated the 1st day of February, 1999



                        CHINA RESOURCES DEVELOPMENT, INC

                                       AND

                                  CHING LUNG PO


                           ---------------------------

                                SERVICE AGREEMENT

                           ---------------------------

THIS AGREEMENT is made the 1st day of February, 1999.


BETWEEN

(1) CHINA RESOURCES DEVELOPMENT, INC. a company incorporated in the State of Nevada; and

(2) CHING LUNG PO (the "Director").


BY WHICH IT IS AGREED as follows:-

1.       Purpose and interpretation

         (A) This Agreement sets out the terms and conditions upon and subject to which the Company agrees to employ the Director and the Director agrees to serve the Company as a Chief Executive Officer by providing the Company with the services hereinafter described.

         (B) (1) In this Agreement, unless the context otherwise requires, the following words and expressions bear the following meanings:-

                   "Appointment"   the appointment of the Director as an
                                   executive director of the Company as effected by Clause 2;
                   "Board"         the board of directors for the time being of
                                   the Company or the directors present at any meeting of the Board duly convened and held;

                   "Business"      the business carried on by the Group from
                                   time to time; "Group" the Company and its
                                   subsidiaries and associated companies from
                                   time to time;
                   "$"             Hong Kong dollars.

(2) References to Clauses and Schedule are references to the clauses and schedule of or to this Agreement.

(3) References to the masculine gender include references to the feminine gender and the neuter and vice versa.

(4) References to persons include references to individuals, firms, companies, corporations and unincorporated bodies of persons and vice versa.

(5) References to the singular number include references to the plural and vice versa.

(6) The headings in this Agreement are for convenience only and do not affect he interpretation hereof.

2.       Appointment and duties

         The Company shall employ the Director and the Director shall serve the Company as a Chief Executive Officer subject to and upon the terms hereinafter set out.

3.       Director's basic obligation

         The Director hereby undertakes with the Company during the term of this Agreement to use his best endeavours to carry out his duties hereunder and to protect and promote the interests of the Group.

4.       Duration of the appointment

         Subject to Clause 7, this Agreement shall be for a term of two years commencing on 1st February, 1999 and shall continue thereafter unless and until terminated by either the Company or the Director giving to the other 3 months' notice in writing to determine the same, such notice to expire at any time on or after 1st February, 2001.

5.       Director's services

         The Director shall:-

         (1) devote substantially the whole of his time, attention and skill to the discharge of duties of his office as an executive director of the Company;

         (2) faithfully and diligently perform such duties and exercise such powers as are consistent with his office in relation to the Company and/or the Group;

         (3) in the discharge of such duties and in the exercise of such powers observe and comply with all reasonable and lawful resolutions regulations and directions from time to time made or given by the Board;

         (4) in pursuance of his duties hereunder perform such services for the Group and (without further remuneration unless otherwise agreed) accept such offices in the Group as the Board may from time to time reasonably require provided the same are consistent with his office;

         (5) at all times keep the Board promptly and fully informed in connection with the performance of such powers and duties;

         (6) as part of, and in the normal course of, his duties under this Agreement the Director will be concerned to carry on research into and development of the processes, products, designs, equipment, techniques and projects from time to time used, made or undertaken by the Group or which can be used, made or undertaken by the Group, and to invent, discover, design, develop or improve processes, products, designs, equipment and techniques for the benefit of and for use by the Group; and

         (7) carry out his duties and exercise his powers jointly with another director or executive as may from time to time be appointed by the Board to act jointly with the Director and the Board may at any time require the Director to cease performing or exercising any of his duties or powers under this Agreement or pursuant to the bye-laws of the Company; and

         (8) perform and exercise his duties and powers under this Agreement in any place in Hong Kong or any other part of the world as the Board may request or as the interests, needs, business and opportunities of the Company or other company in the Group will require or make advisable.

6.       Remuneration and reimbursement

         (A) From and after the execution of this Agreement, the Director shall receive during the term of this Agreement as stipulated herein:

                  (1) a base salary in the amount of HK$2,160,000 per annum, such salary to accrue on a day to day basis and payable on a monthly basis.

                  (2) bonuses as determined by the Board at its sole discretion and in accordance with the Company policy.

         (B) The Director shall be reimbursed all reasonable out-of-pocket expenses (including expenses of entertainment subsistence and travelling) properly and reasonably incurred by him on the Group's business which expenses shall be evidenced in such manner as the Board may require.

         (C) The Director shall be entitled to participate in any and all stock option, stock bonus, pension, profit sharing, retirement or other similar plans adopted by the Company.

7.       Termination of the appointment

         (A) Without prejudice to the accrued rights (if any) or remedies of either party under or pursuant to this Agreement:-

                  (1) the Director shall be entitled to terminate the Appointment by 3 months' notice in writing to the Company if any money payable by the Company to the Director under or pursuant to this Agreement is not paid in full by the Company to the Director within a period of 30 days from any written demand by the Director for the payment thereof;

                  (2) the Company shall be entitled to terminate the Appointment without any compensation to the Director:-

                        (a) by not less than 3 months' notice in writing given
                            at any time while the Director shall have been incapacitated or prevented by reason of ill health, injury or accident from performing his duties hereunder for a period of or periods aggregating 90 days in the preceding 12 months, provided that if at any time during the currency of a notice given pursuant to this sub-paragraph the Director shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated the Company shall withdraw such notice; or

                        (b) by summary notice in writing if the Director shall
                            at any time:-

                            (1) commit any serious or persistent breach of any
                               of the provisions herein contained;

                            (2) be guilty of any grave misconduct or wilful
                               neglect in the discharge of his duties hereunder or refuse to carry out any reasonable and lawful order given to him by the Board in the course of his Appointment;

                            (3) become bankrupt or have a receiving order made
                               against him or suspend payment or compound with his creditors generally;

                            (4) become a lunatic or of unsound mind;

                            (5) absent himself from the meetings of the Board
                               during a continuous period of 3 months, without special leave of absence from the Board, and his alternate director (if any) shall not during such period have attended in his stead;

                            (6) be guilty of conduct tending to bring himself or
                               any company in the Group into disrepute;

                            (7) being a director of the Company or otherwise, be
                               prohibited by law from fulfilling his duties hereunder;

                            (8) be convicted of any criminal offence (other than
                               an offence which in the reasonable opinion of the Board does not affect his position as a director of the Company); or

                            (9) improperly divulge to any unauthorized person
                               any business secret or secret details of the organization, business or clientele of the Group.

         (B) If the Company becomes entitled to terminate the Appointment pursuant to sub-clause 7(A)(2)(b) it shall be entitled (but without prejudice to its right subsequently to terminate the Appointment on the same or any other ground) to suspend the Director without payment of salary for so long as it may think fit.

         (C) If the Director shall have refused or failed to agree to accept without reasonable grounds an appointment offered to him on terms no less favorable to him than the terms in effect under this Agreement, either by a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of the Company or which shall own or has agreed to acquire the whole or not less than 90% of the issued share capital of the Company, the Director shall have no claim against the Company by reason of the subsequent voluntary winding up of the Company or of the disclaimer or termination of this Agreement by the Company within 3 months after such refusal or failure to agree.

         (D) On the termination of the Appointment howsoever arising the Director shall:-

                  (1) at any time and from time to time thereafter at the request of the Company resign from office as a director of the Company and all offices held by him in any company in the Group and shall transfer without payment to the Company or as the Company may direct any qualifying shares provided by it and the Director hereby irrevocably appoints the Company to be his attorney and in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto and a certificate in writing signed by any director or by the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case and any third party shall be entitled to rely on such certificate without further enquiry provided however that such resignation or resignations shall be given and accepted on the footing that it is or they are without prejudice to any claims which the Director may have against any such company or which any such company may have against the Director arising out of this Agreement or of the termination of the Appointment;

                  (2) forthwith deliver to the Company all books, documents, papers, materials, credit cards and other property of or relating to the business of the Group which may then be in his possession or under his power or control; and

                  (3) not at any time thereafter represent himself still to be connected with the Company or any other company in the Group.

         (E) Save as expressly provided herein, neither party may terminate this Agreement. No delay and forbearance by the Company in exercising any such right of termination in Clause 7(A)(2) shall constitute a waiver of that right.

8.       Restrictions on the Director

         (A) During the Appointment, the Director shall not be directly or indirectly engaged in or concerned with or interested in any business which is in any respect in competition with or similar to the Business.

         (B) The Director shall not either during or after the termination of the Appointment without limit in point of time except authorized or required by his duties:-

                  (1) divulge or communicate to any person except to those of the officials of the Group whose province it is to know the same; or

                  (2) use for his own purpose or for any purpose other than that of the Group; or

                  (3) through any failure to exercise all due care and diligence cause any unauthorized disclosure of any secret confidential or private information:-

                        (a) relating to the dealings, organization, business,
                            finance, transactions or any other affairs of the Group or its clients or customers; or

                        (b) relating to the working of any process or invention
                            which is carried on or used by any company in the Group or which he may discover or make during his Appointment; or

                        (c) in respect of which any company within the Group is
                            bound by an obligation of confidence to any third party

                  but so that these restrictions shall cease to apply to any information or knowledge which may become available to the public generally without requiring a significant expenditure of labour skill or money.

         (C) The Director agrees that, for a period of six months after the expiry or the termination of the Appointment, he will not:-

                  (1) engage or be engaged whether directly or indirectly in any business which is in competition with or similar to the Business or take employment with any person, firm, company or organization engaged in or operating such business or assist any such person, firm, company or organization with technical, commercial or professional advice in relation to such business;

                  (2) either on his own account or for any person, firm, company or organization solicit or entice or endeavour to solicit or entice away from any company within the Group any director, manager or servant of any company in the Group whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the relevant company in the Group;

                  (3) directly or indirectly employ any person who has at any time during the currency of the Appointment been a director, manager or servant of or consultant to any company in the Group and who by reason of such employment is or may be likely to be in possession of such information which if that person was the Director would be covered by the confidential restrictions of this Clause 8; and

                  (4) either on his own account or for any person, firm, company or organization solicit business from any person, firm, company or organization which at any time the currency of the Appointment has dealt with the Company or any other company in the Group or which on the termination of the Appointment is in the process of negotiating with the Company or any such company in the Group in relation to the Business.

         (D) Since the Director may obtain in the course of the Appointment by reason of services rendered for or offices held in any other company in the Group knowledge of the trade secrets or other confidential information of such company, the Director hereby agrees that he will at the request and cost of the Company or such other company enter into a direct agreement or undertaking with such company whereby he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

         (E) All notes, memoranda, records and writings made by the Director in relation to the Business or concerning any of its dealings or affairs or the dealings or affairs of any clients or customers of the Group shall be and remain the property of the Group and shall be handed over by him to the Company (or to such other company in the Group as the case may require) from time to time on demand and in any event upon his leaving the service of the Company and the Director shall not retain any copy thereof.

         (F) While the restrictions contained in this Clause are considered by the parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

9.       Copyright and design right

         (A) If during his employment hereunder the Director in the course of his normal duties or other duties specifically assigned to him (whether or not during normal working hours) wither alone or in conjunction with any other person

                  (i) originates any design (whether registrable or not) or other work in which copyright or design right may subsist and/or

                  (ii) makes, discovers or produces any invention, process or development he shall forthwith disclose the same to the Company and shall (subject to sub-clauses 9(B), 9(C) and 9(D)) regard himself in relation thereto as a trustee for the Company.

         (B) The Director hereby agrees to assign wholly and absolutely the copyright, future copyright, design right and future design right and other proprietary rights if any for the full term thereof throughout the world in respect of all copyright works written, originated, conceived or made by the Director during the period of his employment to the Company to hold absolutely including the right to sue for damages for past infringements.

         (C) The Director acknowledges that the Company shall be treated as the original proprietor of a design, where such design is created by him in the course of his employment.

         (D) Any such invention, process or development will be the absolute property of the Company and the Director will, if and when required by the Company (whether during the continuance of his employment or afterwards) at its expense, apply or join with the Company in applying, for letter patent or other protection in any part of the world for any invention process or development.

         (E) The Director agrees and undertakes that he will execute such deeds or documents and do all such acts and things as may be necessary or desirable to substantiate and maintain the rights of the Company in respect of the matters referred to in sub-clauses 9(A) to 9(D).

         (F) The Director irrevocably appoints the Company as his attorney in his name and on his behalf to execute all documents and do all things required in order to give full effect to the provisions of this clause.

10.      Holidays

         The Director shall (in addition to normal public holidays) be entitled, at the discretion of the Company to 21 working days paid holiday in each year during the continuance of the Appointment to be taken as such time or times as the Board may approve.

11.      Waiver

         (A) Time is the essence of this Agreement but no failure or delay on the part of either party to exercise any power, right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power right or remedy by that party.

         (B) The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

12.      Notices

         All notices, requests, demands, consents or other communications to or upon the parties under or pursuant to this Agreement shall be in writing addressed to the relevant party at such party's address set out below (or at such other address as such party may hereafter specify to the other party) and shall be deemed to have been duly given or made:-

         (i) in the case of a communication by letter 10 days (if overseas) or 48 hours (if local) after despatch or, if such letter is delivered by hand, on the day of delivery;

         (ii) in the case of a communication by telex or facsimile, when sent.

         The Company's address:  Room 2005, 20/F.,  Universal Trade Centre, 3-5A
                                 Arbuthnot Road,  Central,  Hong Kong.

         The Director's address: Room 1015, Block M, Telford Gardens, Kowloon
                                 Bay, Kowloon, Hong Kong

13.      Assignability

         This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and assigns and personal representatives (as the case may be), provided always that the Director may not assign his obligations and liabilities under this Agreement without the prior written consent of the Company.

14.      Relationship

         None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the parties for any purpose.

15.      Amendment

         This Agreement may not be amended, supplemented or modified except by a written agreement or instrument signed by or on behalf of the parties hereto.

16.      Severability

         Any provision of this Agreement prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties to the full extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

17.      Law and jurisdiction

         This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Nevada and the parties hereby submit to the non-exclusive jurisdiction of the courts of the State of Nevada.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.



CHINA RESOURCES DEVELOPMENT, INC.




By: /s/ Tam Cheuk Ho
    -------------------------------
    Name : Tam Cheuk Ho
    Title : Chief Financial Officer





/s/ Ching Lung Po
-----------------
Ching Lung Po